                                                                 Exhibit 2

                                                                 EXECUTION COPY


                                MERGER AGREEMENT

                                       AND

                             PLAN OF REORGANIZATION

                                  by and among

                              800AMERICA.COM, INC.,

                        800AMERICA.COM ACQUISITION CORP.,

                                   IGAIN, INC.

                                       and

                    THE PREFERRED STOCKHOLDERS OF IGAIN, INC.

                          Dated as of October 11, 2001

                                TABLE OF CONTENTS

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
ARTICLE I THE MERGER...................................................................................2

1.1.           The Merger; Closing.....................................................................2
1.2.           Effective Time..........................................................................2
1.3.           Effect of the Merger....................................................................2
1.4.           Certificate of Incorporation and Bylaws.................................................2
1.5.           Directors and Officers..................................................................2
1.6.           Conversion of Securities; Merger Consideration..........................................3
1.7.           Lost, Stolen, or Destroyed Certificates.................................................4
1.8.           Dissenting Shares.......................................................................4
1.9.           Stock Transfer Books....................................................................5
1.10.          Put Right...............................................................................5
1.11.          Options; Warrants.......................................................................5

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PREFERRED STOCKHOLDERS................5

2.1.           Organization, Charter Documents, Etc. of the Company....................................5
2.2.           Ownership Interests.....................................................................6
2.3.           Corporate Power.........................................................................6
2.4.           Authorization...........................................................................6
2.5.           Capitalization..........................................................................7
2.6.           Financial Statements....................................................................7
2.7.           Absence of Undisclosed Liabilities......................................................8
2.8.           Absence of Adverse Changes..............................................................8
2.9.           Title to and Sufficiency of Assets......................................................9
2.10.          Taxes...................................................................................9
2.11.          Contracts..............................................................................10
2.12.          Accounts...............................................................................12
2.13.          Real Property..........................................................................12
2.14.          Personal Property......................................................................13
2.15.          Intellectual Property..................................................................13
2.16.          Insurance..............................................................................15
2.17.          Accounts Payable.......................................................................16
2.18.          Bank Accounts..........................................................................16
2.19.          Legal Proceedings......................................................................16
2.20.          Permits................................................................................16
2.21.          Compliance with Laws...................................................................16
2.22.          Preferred Stockholder Authority........................................................17
2.23.          Illegal Discrimination.................................................................17
2.24.          Labor..................................................................................17
2.25.          Employment Contracts...................................................................17
2.26.          Gifts..................................................................................18
2.27.          Related Parties........................................................................18
2.28.          Environmental Matters..................................................................18
2.29.          Disclosure.............................................................................19
2.30.          Brokers' Fees and Commissions..........................................................19
2.31.          Accredited Investor....................................................................19

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
ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...................................20

3.1.           Organization and Qualification; Subsidiaries...........................................20
3.2.           Authority Relative to this Agreement...................................................20
3.3.           No Violation...........................................................................21
3.4.           Consents and Approvals.................................................................21
3.5.           Parent Reports.........................................................................21
3.6.           Brokers' Fees and Commissions..........................................................21
3.7.           Disclosure.............................................................................22
3.8.           Parent Stock...........................................................................22
3.9.           Parent Actions.........................................................................22

ARTICLE IV CONDUCT OF BUSINESS PENDING THE MERGER.....................................................22

4.1.           Conduct of Business by the Company Pending the Merger..................................22
4.2.           No Solicitation........................................................................24

ARTICLE V ADDITIONAL AGREEMENTS.......................................................................25

5.1.           Access; Confidentiality................................................................25
5.2.           Consents, Approvals....................................................................26
5.3.           Notification of Certain Matters........................................................26
5.4.           Further Assurances.....................................................................26
5.5.           Public Announcements...................................................................27
5.6.           Conveyance Taxes.......................................................................27
5.7.           Actions by Parent and Merger Sub.......................................................27
5.8.           Stockholder Approvals..................................................................28
5.9.           Piggyback Registration Rights..........................................................28
5.10.          Indemnification of Company Directors...................................................29
5.11.          Legends................................................................................29

ARTICLE VI CONDITIONS TO THE MERGER...................................................................30

6.1.           Conditions to Obligation of Each Party to Effect the Merger............................30
6.2.           Additional Conditions to Obligations of Parent and Merger Sub..........................30
6.3.           Additional Conditions to Obligation of the Company.....................................31

ARTICLE VII TERMINATION...............................................................................33

7.1.           Abandonment............................................................................33
7.2.           Termination............................................................................33
7.3.           Effect of Termination..................................................................34

ARTICLE VIII INDEMNIFICATION..........................................................................34

8.1.           Survival...............................................................................34
8.2.           Indemnification of Parent..............................................................34
8.3.           Indemnification of Company shareholders................................................35
8.4.           Indemnification Cap....................................................................35
8.5.           Indemnification Procedure for Third-Party Claims Against Indemnified Parties...........35
8.6.           Notice of Indemnified Party Claims.....................................................37

ARTICLE IX GENERAL PROVISIONS.........................................................................37

9.1.           Notices................................................................................37
9.2.           Certain Definitions....................................................................39
9.3.           Amendment..............................................................................40
9.4.           Waiver.................................................................................41
9.5.           Headings, Terminology..................................................................41
9.6.           Severability...........................................................................41
9.7.           Entire Agreement.......................................................................41
9.8.           Assignment.............................................................................41
9.9.           Parties in Interest....................................................................41
9.10.          Governing Law..........................................................................42
9.11.          Counterparts...........................................................................42
9.12.          Fees and Expenses......................................................................42

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                          COMPANY DISCLOSURE SCHEDULES


Schedule 2.1 (b)           Qualification
Schedule 2.2               Ownership Interests
Schedule 2.3               Corporate Power
Schedule 2.5(b)            Capitalization-Options
Schedule 2.5(c)            Capitalization-Warrants
Schedule 2.5(d)            Capitalization-Stock Rights
Schedule 2.6               September 30, 2001 Financial Statements
Schedule 2.7               Absence of Undisclosed Liabilities
Schedule 2.8               Absence of Adverse Changes
Schedule 2.9               Liens
Schedule 2.10              Tax Returns
Schedule 2.11              Material Contracts
Schedule 2.12              Accounts Receivable
Schedule 2.13              Real Property
Schedule 2.14              Personal Property
Schedule 2.15(a)           Intellectual Property
Schedule 2.15(b)           Patents
Schedule 2.15(c)           License Agreements
Schedule 2.15(e)           Nondisclosure Agreements
Schedule 2.15(g)           Software Programs
Schedule 2.16              Insurance
Schedule 2.17              Accounts Payable
Schedule 2.18              Bank Accounts
Schedule 2.19              Litigation
Schedule 2.23              Illegal Discrimination
Schedule 2.24              Labor
Schedule 2.25              Employment Contracts
Schedule 2.27              Related Parties
Schedule 2.30              Brokers' Fees
Schedule 3.4               Consents and Approvals
Schedule 4.1(d)            Dividends
Schedule 6.2(h)            Allocation Schedule

                                    EXHIBITS

Exhibit A       -     Certificate of Merger

                                MERGER AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION


                  This MERGER AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made as of October 11, 2001, by and among 800America.com, Inc., a Nevada corporation ("Parent"), 800America.com Acquisition Corp., a newly formed Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), iGain, Inc., a Delaware corporation (the "Company") and, solely with respect to Articles II, VIII and IX and Sections 5.1 and 5.9 of this Agreement, the holders of the Company Preferred Stock (as hereinafter defined) signatory hereto (the "Preferred Stockholders").

                                   WITNESSETH:

                  WHEREAS, the Boards of Directors of Parent, Merger Sub, and the Company have each determined that it is advisable and in the best interests of their respective shareholders for Parent to enter into a strategic business combination with the Company by effecting the merger of Merger Sub with and into the Company (the "Merger") in accordance with the applicable provisions of the Delaware General Corporation Law (the "Delaware GCL") and upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, pursuant to the Merger, each issued and outstanding share of common stock of the Company, par value $.01 per share ("Company Common Stock"), and each share of Series A Convertible Preferred Stock, par value $ .01 per share ("Company Preferred Stock")) shall be converted into the right to receive a portion of the Merger Consideration (as defined in Section 1.6), and each issued and outstanding share of common stock of Merger Sub shall be converted into one share of common stock of the corporation surviving the Merger, all upon the terms and subject to the conditions set forth herein;

                  WHEREAS, the parties hereto desire to accomplish the Merger in a manner that will cause it to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and intend that this Merger Agreement and Plan of Reorganization shall constitute a "plan of reorganization" within the meaning of Section 354 of the Code.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

     1.1. The Merger; Closing.

         (a) The Merger. At the Effective Time (as defined in Section 1.2), and subject to and upon the terms and conditions of this Agreement and in accordance with the Delaware GCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease upon the filing of a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware pursuant to the Delaware GCL, and the Company shall continue as the surviving corporation, being the successor to all the property, rights, powers, privileges, liabilities, and obligations of both Merger Sub and the Company. The Company as the surviving corporation after the Merger is hereinafter referred to as the "Surviving Company."

         (b) The Closing. The closing of the Merger (the "Closing") shall take place at a time and on a date to be specified by the parties, which shall be no later than three (3) days after satisfaction or waiver of each of the conditions set forth in Article VI, unless another time or date is agreed to in writing by the parties hereto (the "Closing Date"). The Closing will be held at the offices of Cummings & Lockwood, Four Stamford Plaza, Stamford, Connecticut, unless another place is agreed to in writing by the parties hereto.

     1.2. Effective Time. Simultaneous with the Closing, the parties hereto shall cause the Merger to be consummated by filing all necessary documentation, including a Certificate of Merger, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the Delaware GCL (the time of such filing, or such later date as may be set forth in the articles of merger, being the "Effective Time").

     1.3. Effect of the Merger. The Merger shall have the effects set forth in
Section 259 of the Delaware GCL.

     1.4. Certificate of Incorporation and Bylaws. At the Effective Time, the certificate of incorporation and bylaws of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation and bylaws of the Surviving Company (the "Certificate of Incorporation" and "Bylaws") until thereafter changed or amended as provided therein or in the Delaware GCL.

     1.5. Directors and Officers. At the Effective Time:

         (a) Directors. Each director of Merger Sub immediately prior to the Effective Time shall be an initial director of the Surviving Company, to hold office in accordance with the Certificate of Incorporation and Bylaws, until his or her successor shall have been duly elected and shall have qualified or until his or her earlier death or resignation or removal in accordance with the Certificate of Incorporation and Bylaws.

         (b) Officers. Each officer of Merger Sub immediately prior to the Effective Time shall hold the identical office in the Surviving Company until his or her successor shall have been duly elected or appointed and shall have qualified or until his or her earlier death or resignation or removal in accordance with the Certificate of Incorporation and Bylaws.

     1.6. Conversion of Securities; Merger Consideration. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any share of capital stock of the Company:

         (a) Cancellation of Certain Shares. Each share of capital stock of the Company held in treasury of the Company shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

         (b) Conversion of Company Preferred Stock. Each issued and outstanding share of Company Preferred Stock, other than Dissenting Shares (as defined in Section 1.8), if any, shall be converted into the right to receive .44444444 shares of restricted common stock, par value $.001 of Parent (the "Parent Common Stock") including the Put Right defined in Section 1.10 below (the "Put Shares"); provided, however, that each Preferred Stockholder shall allocate a pro rata portion of such Preferred Stockholder's respective Put Shares (or shares of Company Preferred Stock, as appropriate), in full satisfaction of the Company's obligations to: (i) Starweaver LLC ("Starweaver"), pursuant to the Financial Consulting Agreement, dated July 17, 2001, between the Company and Starweaver (the "Starweaver Agreement"); (ii) Paul J. Kessinger ("Mr. Kessinger"), pursuant to the Amendment to Employment Agreement, dated September 24, 2001, between the Company and Mr. Kessinger (the "Kessinger Agreement"); and
(iii) Pat B. Harris ("Mr. Harris"), pursuant to the Amendment to Employment Agreement, dated September 24, 2001, between the Company and Mr. Harris (the "Harris Agreement"), all in accordance with the allocations set forth on
Schedule 6.2(h).

         (c) Conversion of Company Common Stock. Each issued and outstanding share of Company Common Stock, other than Dissenting Shares (as defined in Section 1.8), if any, shall be converted into the right to receive .01011941 shares of Parent Common Stock without the Put Right (the "Restricted Shares" and, together with the Put Shares, the "Merger Consideration"); provided, however, that each holder of Company Common Stock (each, a "Common Stockholder") shall allocate a pro rata portion of such Common Stockholder's respective Restricted Shares (or shares of Company Common Stock, as appropriate), in full satisfaction of the Company's obligations to: (i) Starweaver, pursuant to the Starweaver Agreement; (ii) Mr. Kessinger, pursuant to the Kessinger Agreement; and (iii) Mr. Harris, pursuant to the Harris Agreement, all in accordance with the allocations set forth on Schedule 6.2(h).

         (d) Common Stock of Merger Sub. Each issued and outstanding share of common stock of Merger Sub shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Company. Each certificate of Merger Sub evidencing ownership of any common stock of Merger Sub shall evidence, from and after the Effective Time, ownership of such shares of the Surviving Company.

         (e) Surrender of Certificates. Each holder of an outstanding certificate representing Company Common Stock or Company Preferred Stock ("Certificate") immediately prior to the Effective Time shall have the right to surrender each Certificate to Parent (or at Parent's option, an exchange agent to be appointed by Parent), and receive in exchange for all Certificates held by such holder certificates evidencing the Put Shares and Restricted Shares, if any, representing such holder's Merger Consideration.

         (f) No Fractional Shares. Notwithstanding anything herein to the contrary, no certificate evidencing fractional Put Shares or Restricted Shares shall be issued to any Company shareholder or refunded to Parent, and such fractional share interests will not entitle the owner thereof to vote or to any other rights as a stockholder of Parent. In the event that the number of shares represented by any certificate for Put Shares or Restricted Shares to be issued hereunder would include a fraction of a share, such certificate shall be issued for that number of shares rounded up to the nearest whole share.

     1.7. Lost, Stolen, or Destroyed Certificates. In the event any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact and customary indemnification against loss by the stockholder of the Company claiming such Certificate to be lost, stolen, or destroyed, Parent will deliver in exchange for such lost, stolen, or destroyed Certificate the applicable Merger Consideration in respect thereof pursuant to, and in compliance with, Section 1.6.

     1.8. Dissenting Shares. If appraisal rights are available under the Delaware GCL to holders of shares of capital stock of the Company in connection with the Merger, any issued and outstanding share of capital stock of the Company which has not been voted upon for approval of the Merger and with respect to which appraisal rights shall have been properly demanded in accordance with Section 262 of the Delaware GCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, if any, and the holders thereof shall have only such rights as are provided in Subchapter IX of the Delaware GCL unless and until the holder of such shares of capital stock of the Company withdraws his demand for such appraisal rights or otherwise loses his appraisal rights. If a holder of Dissenting Shares shall properly withdraw his demand for appraisal rights or shall otherwise lose his appraisal rights, then, as of the Effective Time or the occurrence of such event, whichever last occurs, such Dissenting Shares shall cease to be Dissenting Shares and shall be cancelled and retired and shall cease to exist. The Company shall give Parent
(i) prompt written notice of any dissenter's demands for appraisal or payment, attempted withdrawals of such demands and any other instruments served pursuant to applicable law received by the Company relating to dissenter's rights; and
(ii) the opportunity to direct all negotiations with respect to dissenters under the Delaware GCL. The Company shall not, without the prior written consent of the Parent, voluntarily make any payment with respect to any demands for payment by any holder of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of such demands.

     1.9. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, the Merger Consideration delivered in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares and there shall be no further registration of transfers on the records of the Company or the Surviving Company of Shares.

     1.10. Put Right. Subject to the limitations hereinafter set forth, each holder of Put Shares shall have the right (the "Put Right"), at such holder's sole option, exercisable one time by such holder upon written notice from such holder given no more than twenty (20) business days following the earliest of
(i) one year from the Effective Date, (ii) receipt of written notice from Parent that Mr. David E. Rabi is no longer the Chief Executive Officer of Parent, or
(iii) written notice from Parent that a registration statement for the offering of Parent securities for an offering price resulting in net proceeds to Parent of not less than Seven Million Dollars ($7,000,000) has been declared effective by the Securities and Exchange Commission (the "Put Event"), to put all or any portion of such holder's Put Shares to Parent and Parent shall be obligated to re-purchase such shares at $2.60 per Put Share. The Put Right is solely transferable to each Preferred Stockholder's respective affiliates, limited partners or by will or the laws of descent, as applicable. The Put Right under this Section 1.10 will expire twenty (20) business days following the Put Event.

     1.11. Options; Warrants. At the Effective Time, each option, warrant or other right granted by the Company to purchase capital stock of the Company which is outstanding and unexercised immediately prior thereto shall cease to represent the right to acquire capital stock of the Company and shall be cancelled.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                         AND THE PREFERRED STOCKHOLDERS

                  The Company and each Preferred Stockholder, severally and solely as to such Preferred Stockholder's actual knowledge, hereby represents and warrants to Parent and Merger Sub, as of the date hereof (except as to any representation or warranty which specifically relates to another date), as follows:

     2.1. Organization, Charter Documents, Etc. of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as and in the places where such properties are now owned, leased or operated or such business is now being conducted. The Company is duly qualified to do business and is in good standing in the jurisdictions set forth on Schedule 2.1(b) of the disclosure schedule attached hereto and made a part hereof (the "Disclosure Schedule"), which are the only jurisdictions in which the failure to so qualify would have a Company Material Adverse Effect. To the knowledge of the Company, it has taken no action and has not failed to take any action, which action or failure would have a material adverse effect on Parent's ability to conduct the Company's business in the manner heretofore conducted.

     2.2. Ownership Interests. Except as set forth on Schedule 2.2 of the Disclosure Schedule, the Company does not own any Securities in any Person.

     2.3. Corporate Power. The Company has all requisite power and authority to enter into this Agreement and to assume and perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder have been or will prior to the Effective Time have been duly and validly authorized by all necessary corporate action of the Company and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' and contracting parties' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained herein may be limited by applicable federal or state securities laws and principles of public policy. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, the fulfillment of the terms, conditions or provisions hereof and the compliance with the terms, conditions or provisions hereof (i) do not and will not conflict with, or violate any provision of the Certificate of Incorporation or By-laws of the Company, and (ii) except as set forth in Schedule 2.3 of the Disclosure Schedule, do not and will not conflict with, or result in any material breach of, any material term, condition or provision of, or constitute a default under, or give rise to any right of termination, modification, cancellation or acceleration under (whether after the giving of notice or lapse of time or both), any Material Agreement (as defined in Section 2.11), and (iii) to the Company's knowledge, will not put the Company in violation of any material statute, law, rule or regulation applicable to the Company, and (iv) will not result in the creation or imposition of any Lien upon any material assets of the Company.

     2.4. Authorization. To the Company's knowledge, no action, approval, consent or authorization, including, but not limited to, any action, approval, consent or authorization by, or filing with, any governmental or quasi-governmental agency, commission, board, bureau or instrumentality or any Person is necessary or required in connection with the execution and delivery of this Agreement by the Company, the consummation of the transactions contemplated hereby or in order to constitute this Agreement as a valid, binding and enforceable obligation of the Company in accordance with its terms.

     2.5. Capitalization.

         (a) The authorized capital stock of the Company consists of (A) 10,000,000 shares of Company Common Stock, of which 4,941,000 shares are issued and outstanding, and no shares are held in the treasury of the Company; (B) 5,000,000 shares of preferred stock, par value $0.01 per share, of which 2,250,000 shares have been designated as "Series A Convertible Preferred Stock", of which all 2,250,000 shares are issued and outstanding, and no shares are held in the treasury of the Company. Such issued and outstanding shares constitute all of the issued and outstanding shares of capital stock of the Company. All outstanding capital stock of the Company was issued in compliance with the registration or qualification provisions of the Securities Act, and all applicable state securities laws or pursuant to valid exemptions therefrom.

         (b) There are issued and outstanding options (vested and nonvested) to purchase and acquire, in the aggregate, 985,000 shares of Company Common Stock pursuant to the iGain, Inc. 2000 Stock Incentive Plan (collectively, the "Company Options"). Schedule 2.5(b) of the Disclosure Schedule sets forth a list of (i) all holders of Company Options; and (ii) the corresponding number of shares of Company Common Stock underlying the Company Options held by each.

         (c) There are issued and outstanding warrants (vested and nonvested) to purchase and acquire, in the aggregate, 393,750 shares of Company Common Stock (the "Company Warrants"). Schedule 2.5(c) of the Disclosure Schedule sets forth a list of (i) all holders of Company Warrants; and (ii) the corresponding number of shares of Company Common Stock underlying the Company Warrants.

         (d) Except for (i) the conversion privileges of the Company Preferred Stock, (ii) the Company Options and (iii) the Company Warrants, or as otherwise set forth in Schedule 2.5(d) of the Disclosure Schedule, there are no outstanding Stock Rights.

         (e) All of the issued and outstanding shares of Company Common Stock and Company Preferred Stock are validly issued, fully paid and nonassessable. There are no dividends declared or accrued, but not paid, in respect of any of the Company's capital stock.

     2.6. Financial Statements. Attached as Schedule 2.6 to the Disclosure
Schedule is the balance sheet of the Company as of September 30, 2001 and the profit and loss statement of the Company as of September 30, 2001 (collectively, the "September 30, 2001 Financial Statements"), which have not been audited and have been prepared in accordance with GAAP consistently applied throughout the periods indicated, except that the September 30, 2001 Financial Statements may not contain all or any footnotes required by GAAP. The Financial Statements fairly, completely and accurately present in all material respects the financial condition of the Company at the dates specified or the results of its operations for the periods covered, subject to in the case of unaudited financial statements to normal year-end audit adjustments. The Company has not made any material changes in its accounting policies used to prepare its financial statements since September 30, 2001.

     2.7. Absence of Undisclosed Liabilities. The Company has no indebtedness, liabilities or obligations whether accrued, absolute, contingent, liquidated or unliquidated, and whether due or to become due, which are required to be reflected on its financial statements under GAAP and which (i) are not reflected in or reserved against on the September 30, 2001 Financial Statements, or (ii) did not arise in the ordinary course of business after the date of the September 30, 2001 Financial Statements, or (iii) are not otherwise disclosed on Schedule
2.7 of the Disclosure Schedule.

     2.8. Absence of Adverse Changes. Except as reflected in Schedule 2.8 of the Disclosure Schedule, since September 30, 2001 there have been no Company Material Adverse Effect, and the Company has not:

         (a) authorized, issued, sold or converted any Securities of the Company, or entered into any agreement with respect thereto;

         (b) incurred any damage, destruction or similar loss, whether or not covered by insurance;

         (c) other than in the ordinary course of business, sold, assigned, transferred or otherwise disposed of any of the Company's tangible or intangible assets or intellectual properties, including, without limitation, any patent, trademark, trade name, copyright, license, franchise, design or other intangible asset or intellectual property right;

         (d) other than in the ordinary course of business, mortgaged, pledged, granted or suffered to exist any Lien on any of its assets or properties, tangible or intangible;

         (e) other than in the ordinary course of business, waived any rights of material value or cancelled, discharged, satisfied or paid any Lien, whether absolute, accrued, contingent or otherwise and whether due or to become due;

         (f) incurred any material obligation or liability (absolute or contingent, liquidated or unliquidated, cheat or inchoate), except current obligations and liabilities incurred in the ordinary course of its business;

         (g) other than in the ordinary course of business, leased or effected any transfer of any of its assets, properties or rights;

         (h) other than in the ordinary course of business and consistent with past practices, entered into, made any amendment of, or terminated any lease, contract, license or other agreement to which it is a party;

         (i) amended its Certificate of Incorporation or By-laws;

         (j) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement, arrangement or transaction of any nature with, any of its stockholders, officers or directors or any business or Person in which any of its stockholders, officers or directors or any affiliate or "associate" (as such term is defined in the Rules and Regulations of the SEC promulgated under the Securities Act) of any such Person has any direct or indirect interest, except for regular compensation paid to the stockholders or any affiliates of the stockholders who are also employees of the Company;

         (k) paid any bonus or similar payment or increased the compensation payable to any of its directors, officers or employees or became obligated to increase any such compensation;

         (l) received the resignation of any director, officer or employee;

         (m) received notice of any termination of any consulting contract or similar agreement;

         (n) entered into any other material transaction other than in the ordinary course of business and consistent with past practices, or changed in any material way its business policies or practices; or

         (o) obtained knowledge of any event or circumstance reasonably likely to result in a Company Material Adverse Effect.

     2.9. Title to and Sufficiency of Assets. Except as set forth on Schedule
2.9 of the Disclosure Schedule, the Company owns outright, and has good and marketable title to, all of its assets, free and clear of any Lien of any sort except for such encumbrances and Liens that arise in the ordinary course of business and do not materially impair its ownership or use of such property or assets, or as shown on or reserved against on the September 30, 2001 Financial Statements.

     2.10. Taxes. The Company has duly filed all required national, state, county, local and foreign income, excise, sales, property, withholding, social security, franchise, license, information returns and other tax returns and reports required by law to have been filed by the Company, to the date hereof.

Each such return is true, correct and complete in all material respects and the Company has paid all taxes (including without limitation any customs duties or related charges) which it is required by law to pay taxing authorities with respect to all periods prior to the date of the September 30, 2001 Financial Statements, except those contested in good faith that are listed on Schedule
2.10 of the Disclosure Schedule. The Company has created sufficient reserves or made provision for all amounts contested in good faith and accrued but not yet due and payable by it. The Company has no liability for any taxes, assessments, amounts, interest or penalties of any fiscal nature whatsoever except as reserved against the September 30, 2001 Financial Statements and, to the knowledge of the Company, there is no basis for any additional claim or assessment other than with respect to liabilities for taxes which may have accrued in the ordinary course of business since the date of the September 30, 2001 Financial Statements. No government or governmental authority is now asserting or, to the knowledge of the Company, threatening to assert any deficiency or assessment for additional taxes or any interest, penalties or fines with respect to the Company. Complete and correct copies of the U.S. federal income tax returns of the Company for the years ended December 31, 1998, 1999 and 2000 have been heretofore delivered to Parent or its accountants. The Company has no liability for, and to the Company's knowledge there is no basis for any claim or assessment for, any taxes, assessments, amounts, interest or penalties arising out of or relating to any determination that any consultant to the Company should be deemed an employee of the Company.

     2.11. Contracts. Except as set forth on Schedule 2.11 of the Disclosure Schedule (the "Material Agreements"), complete and correct copies of each of which have been heretofore delivered to Parent), the Company is not a party to, and has no:

         (a) sales, advertising, license (other than licenses for "off-the-shelf" software licensed to the Company), franchise, distribution, dealer, agency, manufacturer's representative, or similar agreement, or any other contract that involves the payment of a commission;

         (b) pension, profit-sharing, bonus, stock purchase, stock option, retirement, severance, hospitalization, accident, insurance or other similar plan, arrangement or agreement involving benefits to current or former employees;

         (c) contract or commitment for the employment of any employee or consultant or any commitment for the payment of any severance or termination pay (including, without limitation, change of control or "golden parachute" provisions);

         (d) collective bargaining agreement or other contract with any labor union;

         (e) material contract or commitment for the purchase by the Company of services, materials, supplies, merchandise, inventory or equipment from any other Person;

         (f) material contract or commitment for the sale by the Company of any of its services, products or assets to any other Person;

         (g) mortgage, indenture, promissory note, loan agreement, guaranty or other contract or commitment for the borrowing of money or for a line or letter of credit;

         (h) contract or commitment with any stockholder or any current or former director, officer or employee of the Company which will be in effect on the Effective Date;

         (i) material contract or commitment with any government or governmental department, agency, bureau or instrumentality thereof;

         (j) contract pursuant to which the right of the Company to compete with any other Person in the conduct of business anywhere in the world is restrained or restricted for any reason or in any way;

         (k) material contract or commitment guaranteeing the performance, liabilities or obligations of any Person;

         (l) contract which provides for the indemnification of any officer, director, employee or agent of the Company or by the Company;

         (m) material contract or commitment for capital improvements or expenditures or with any contractor or subcontractor;

         (n) contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities with any Person other than the Company;

         (o) material contract or commitment for charitable contributions;

         (p) lease or other agreement or commitment pursuant to which the Company is a lessee of, or holds or operates, any real property, machinery, equipment, motor vehicles, office furniture, fixtures or similar personal property owned by any third party;

         (q) contract relating to the Intellectual Property or Licensed Intellectual Property (as those terms are defined below) (except for licenses for "off-the-shelf" software licensed to the Company); or

         (r) other material contract or commitment, whether or not in the ordinary course of business.

                  For purposes of this Section 2.11, Material Agreements shall include agreements requiring payments over the term thereof aggregating in excess of $15,000, or performance of services or sale of products for more than one year (including any periods covered by any options to renew by any other Person) unless such agreement can be terminated without liability to the Company on not more than ninety days written notice

                  Except as set forth in Schedule 2.11 of the Disclosure Schedule, (i) each of the Material Agreements is in full force and effect and, to the knowledge of the Company, is enforceable against the other parties thereto in accordance with its terms, (ii) to the knowledge of the Company, neither the Company nor any other party thereto is in default thereunder and no claim of default by any party has been made or is now pending, and (iii) to the knowledge of the Company, no event exists which, with or without the lapse of time or the giving of notice, or both, would constitute a breach or default, cause acceleration of any obligation, would permit the termination or excuse the performance by any party thereto.

                  The Company possesses or has adequate contractual arrangements required to secure all intellectual property, personnel and other resources necessary to perform fully each Material Agreement in accordance with its terms, without incurring costs materially in excess of the compensation to be received by the Company for such performance.

     2.12. Accounts. Except as set forth in Schedule 2.12 of the Disclosure Schedule, each account receivable reflected on the September 30, 2001 Financial Statements constitutes a bona fide receivable resulting from a bona fide sale to a customer in the ordinary course of business. The books and records of the Company state correctly each account receivable of the Company and the balance due thereon. To the knowledge of the Company, no defenses, counterclaims, offsets, refusals to pay or other rights of setoff against any such accounts receivable have been asserted or threatened. Except as set forth on Schedule
2.12 of the Disclosure Schedule or to the extent of appropriate reserves and allowances which the Company has established specifically for doubtful accounts (which reserves and allowances are as set forth on the September 30, 2001 Financial Statements), each account receivable existing on the Effective Date will be paid in full by no later than the 90th day thereafter. Such reserves and allowances have been established on the basis of historical experience in accordance with GAAP consistently applied.

     2.13. Real Property. The Company owns no real property. Schedule 2.13 of the Disclosure Schedule lists all premises leased in whole or in part by the Company and all guarantees of any leases given by the Company for any other Person. Complete and correct copies of all such leases, guarantees of leases and other documents concerning such agreements and the interests of the Company therein have been heretofore delivered to Purchaser. Schedule 2.13 of the Disclosure Schedule also contains a brief description of all alterations made or which are planned in any premises of the Company, together with the amounts budgeted for such alterations. To the knowledge of the Company, no improvement, fixture or equipment of the Company in or on any such premises, nor the occupation or leasehold of the Company with respect thereto, is in violation of any law, including, without limitation, any zoning, building, safety, health or environmental law, and each of such premises or properties is currently being used.

     2.14. Personal Property. Schedule 2.14 of the Disclosure Schedule lists (i) all tangible personal property owned by the Company having a book value at the date hereof in excess of $5,000 per item and (ii) all personal property having a value in excess of $5,000 owned by a third party which is leased to, or otherwise used by, the Company, together with a description of the lease or other agreement relating to the lease, use or operation thereof, including, without limitation, leases or other agreements relating to the use or operation of any machinery, equipment, motor vehicles, office furniture or fixtures owned by any third party (complete and correct copies of which leases or other agreements have been heretofore delivered to Purchaser).

     2.15. Intellectual Property.

         (a) Except as set forth on Schedule 2.15(a) of the Disclosure Schedule, the Company has sufficient title and ownership of all patents, trademarks, trade names, service marks, Internet domain names, copyrights and any renewal rights therefor, technology, supplier lists, trade secrets, know-how, computer software programs or applications in both source and object code form, technical documentation of such software programs, registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials ("Intellectual Property") necessary for the Company's business as now conducted.

         (b) Schedule 2.15(b) of the Disclosure Schedule lists the Company's patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, Internet domain names, Internet domain name applications, copyrights and copyright registrations and applications and other filings and formal actions made or taken pursuant to national, state, provincial, county, local and foreign laws by the Company to protect its respective interests in the Intellectual Property.

         (c) The Intellectual Property consists solely of items and rights which are: (i) owned by the Company; (ii) in the public domain; or (iii) rightfully used by the Company pursuant to a valid license (the "Licensed Intellectual Property"), the parties, date, term and subject matter of each such license agreement (each, a "License Agreement") being set forth on Schedule 2.15(c) of the Disclosure Schedule, except for desk-top office software generally available at retail.

         (d) To the Company's knowledge, the reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in the Intellectual Property, as now used or proposed for use, licensing or sale by the Company does not infringe any patent, copyright, trade secret, trademark, service mark, trade name, firm name, Internet domain name, logo or other intellectual property or proprietary right of any Person, except where such infringement would not have a material adverse effect on the Company. No claims
(i) challenging the validity, effectiveness or, other than with respect to the Licensed Intellectual Property, ownership by the Company of any of the Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any of the Intellectual Property as now used or proposed for use, licensing, sublicensing or sale by the Company infringes or will infringe on any intellectual property or other proprietary right of any Person have been asserted or, to the knowledge of the Company, are threatened by any Person, nor are there, to the knowledge of the Company, any valid grounds for any bona fide claim of any such kind. To the knowledge of the Company, all registered, granted or issued patents, trademarks, Internet domain names and copyrights held by the Company are enforceable and subsisting. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Intellectual Property by any third party, employee or former employee.

         (e) Except as set forth on Schedule 2.15(e) of the Disclosure Schedule, all personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the Intellectual Property on behalf of the Company, have executed nondisclosure agreements in the form delivered to Purchaser and either (i) have been a party to an arrangement or agreements with the Company in accordance with applicable national, state and/or foreign law that has accorded the Company full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company effective and exclusive ownership of all tangible and intangible property thereby arising.

         (f) Neither the execution nor delivery of this Agreement, or the performance of the Company's obligations hereunder, will, to the Company's knowledge, conflict with or result in a breach of any license, sublicense, agreement or instrument to which the Company is a party or otherwise bound, except as would not have a Company Material Adverse Effect. Neither the execution and delivery of this Agreement, nor the performance of the Company's obligations hereunder, will, to the Company's knowledge, cause the diminution, termination or forfeiture of any of the Intellectual Property.

         (g) Schedule 2.15(g) of the Disclosure Schedule contains a true and complete list of all software programs comprising Intellectual Property of the Company (the "Software Programs"). The Company has the rights to license or owns full and unencumbered right and good, valid and marketable title to the Software Programs free and clear of all Liens. All unexpired representations and warranties made or given by the Company to any of its respective customers respecting any of the Software Programs or its respective Intellectual Property are true and correct in all material respects.

         (h) The source code and system documentation relating to the Software Programs (i) have at all times been maintained in strict confidence, (ii) have been disclosed by the Company only to employees who have a "need to know" the contents thereof in connection with the performance of their duties to the Company and who have executed nondisclosure agreements, and (iii) have not been disclosed to any third Person not bound by duty to keep the disclosed information confidential.

         (i) All license agreements permit the Company or a third Person to make all modifications, bypasses, de-bugging, work-arounds, repairs, replacements, conversions or corrections necessary to permit the components of all Software Programs to operate compatibly and reliably, in conformance with their respective specifications and to be Year 2000 compliant.

         (j) To the Company's knowledge, no Software Program contains any "backdoor" or concealed access or any "software locks" or similar undocumented devices which, upon the occurrence of a certain event, the passage of a certain amount of time or the taking of any action (or the failure to take any such action) by or on behalf of the Company or any third Person, will cause any software, database, or information in any database to be destroyed, erased, damaged or otherwise rendered inoperable or inaccessible.

         (k) To the Company's knowledge, no component of any Software Program is subject to any national, state, provincial, county, local or foreign export control laws or regulations.

     2.16. Insurance. Schedule 2.16 of the Disclosure Schedule lists all insurance policies of the Company, together with a brief description (including name of insurer, agent, type of coverage, policy number, annual premium, amount of coverage, expiration date and any pending claims thereunder) (the "Insurance Policies"). Each Insurance Policy is valid and enforceable, outstanding and in full force and effect, and the Company is the sole beneficiary. No Insurance Policy, or the future proceeds thereof, has been assigned to any other Person. All premiums and other payments due from the Company under, or on account of, any such Insurance Policy have been paid. The Company has no knowledge of any act or fact or failure to act which has or might cause any such Insurance Policy to be cancelled or terminated. The Company has given notice and presented each claim under each Insurance Policy and, to its knowledge, taken any other required or appropriate action with respect thereto in due and timely fashion. To the Company's knowledge, the coverages and amounts of the Insurance Policies are consistent with advice obtained from insurance brokers as to the coverages and amounts of insurance maintained by businesses similar to the business in which the Company is engaged. Complete and correct copies of each Insurance Policy have been heretofore delivered to Purchaser.

         2.17. Accounts Payable. All material accounts payable of the Company are currently within their respective terms, or if not within terms, are not past due by more than ninety (90) days, except as set forth in Schedule 2.17 of the Disclosure Schedule.

         2.18. Bank Accounts. Schedule 2.18 of the Disclosure Schedule lists the names and locations of all (i) banks at which the Company has an account or safe deposit box and (ii) corporate credit cards of the Company, the number of the accounts and the names of all persons authorized to draw thereon or to have access thereto.

         2.19. Legal Proceedings. Except as set forth in Schedule 2.19 of the Disclosure Schedule, no action, suit, claim, arbitration, governmental investigation or proceeding, whether legal or administrative or in mediation or arbitration, is pending or, to the knowledge of Company, threatened, at law or in equity, before or by any court or national, state, provincial, county, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, (i) against or directly affecting the Company or any of its assets or its business, operations, financial condition or prospects or (ii) in which an unfavorable judgment, decree or order would restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement or the carrying out of this Agreement or the transactions contemplated hereby; nor does the Company have knowledge of any basis for any such action, suit, claim, investigation or proceeding. There is no pending action, suit or proceeding which has been brought by or on behalf of the Company in any court, before any governmental agency or arbitration tribunal. The Company is not in default with respect to any order, writ, information or decree of any court or any national state, provincial, county, local, foreign or other governmental department, bureau, agency or instrumentality.

         2.20. Permits. The Company has all permits, licenses, orders and approvals of all national, state, provincial, county, local or foreign governmental regulatory bodies required for it to conduct its respective business as presently conducted, the lack of which would cause a Company Material Adverse Effect. All such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is, to the knowledge of the Company, pending or threatened. None of such permits, licenses, orders or approvals will be materially and adversely affected by the consummation of the transactions contemplated by this Agreement.

         2.21. Compliance with Laws. To the Company's knowledge, the Company is in compliance in all material respects with each law, rule and regulation applicable to its business including, without limitation, laws, rules and regulations respecting occupational safety, environmental protection and employment practices.

         2.22. Preferred Stockholder Authority. Each of the Preferred Stockholders has full capacity, right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

         2.23. Illegal Discrimination. Except as set forth in Schedule 2.23 of the Disclosure Schedule, no final non-appealable decision has been rendered by any court or governmental department, commission, board, agency or instrumentality finding the Company liable in connection with any claim of sexual, religious, age or racial discrimination or any claim of sexual harassment which violates any national, state, provincial, county, local or foreign law or regulation and there is not pending or, to the Company's knowledge, threatened, any claim with respect to the foregoing in any court or before any governmental department, commission, board, agency or instrumentality.

         2.24. Labor. The Company is not a party to any ___ representation ___ or labor contract with any trade union or employee representatives. The Company has not received any notice from any labor union or group of employees that such union or group represents or believes or claims it represents or intends to represent any of the employees of the Company. The Company has not received any notice or threat of any strike or work interruption by any of its employees. At no time during the past three (3) years has the Company experienced any threats of strikes, work stoppages or demands for collective bargaining by any union or labor organization or any other group or other organization of employees, and grievances, disputes or controversies with any union or any other group or any other organization of employees or any pending or threatened court or arbitration proceedings involving an employment grievance, dispute or controversy. Except as set forth in Schedule 2.24 of the Disclosure Schedule:
(i) the Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees; (ii) in the event of termination of the employment of any said employees, the Company will not, under any employment contract or other agreement, be liable to any of said employees for so-called "severance pay" or any other payments; (iii) to the Company's knowledge, the Company is in compliance with all national, state, county, local and foreign laws and regulations respecting labor, employment and wages and hours; and (iv) there is no unfair labor practice complaint against the Company pending before the National Labor Relations Board or any comparable state, local or foreign agency.

         2.25. Employment Contracts. Schedule 2.25 of the Disclosure Schedule lists the names and current annual salary, bonus, commission and perquisite arrangements, written or unwritten, for each director, officer and employee of the Company. Except as set forth in Schedule 2.25 of the Disclosure Schedule, no current or former director, officer or employee of the Company or any relative, associate or agent of such director, officer or employee has any interest in any property of the Company except as a stockholder, or is a party, directly or indirectly, to any contract for employment or otherwise or any lease or has entered into any transaction with the Company, including, without limitation, any contract for the furnishing of services by, or rental of real or personal property from or to, or requiring payments to, any such director, officer, employee, relative, associate or agent. Complete and correct copies of any such contracts have been heretofore delivered to Purchaser. Except as set forth in

Schedule 2.25 of the Disclosure Schedule, the Company has not been notified or advised (orally or in writing) that any employee listed therein intends to terminate his or her employment relationship with the Company and the Company does not have any contract for the future employment of any officer or employee not listed in Schedule 2.25 of the Disclosure Schedule. The transactions contemplated by this Agreement will not result in any liability for severance pay, termination pay or any "golden parachute" to any director, officer or employee of the Company, nor will any current or former directors, officers or employees of the Company be entitled to any payment solely by reason of such transactions. The Company is not under any obligation to pay any bonus or similar payment except as described in Schedule 2.11(b) of the Disclosure Schedule.

         2.26. Gifts. Neither the Company, nor any officer, employee or agent of the Company (nor any Person acting on behalf of any of the foregoing) has since January 1, 1999, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company or assist the Company in connection with any actual or proposed transaction, which, if not given in the past, might have had an adverse effect on the business or prospects of the Company, or which, if not continued in the future, might adversely affect the business or prospects, of the Company, or which might subject the Company to suit or penalty in any private or governmental litigation or proceeding.

         2.27. Related Parties. Except as described in Schedule 2.27 of the Disclosure Schedule or elsewhere in this Agreement, the Company is not a party to any contract with or for the benefit of (i) any Person (other than the Company) owning, beneficially or of record, directly or indirectly, any shares of or other equity interest in the Company, (ii) any natural Person related by blood, adoption or marriage to any such party, (iii) any director, officer, or employee of the Company, or (iv) any Person in which any of the foregoing parties has, directly or indirectly, at least a ten percent (10%) beneficial interest (each, a "Related Party"). Without limiting the generality of the foregoing, no Related Party, directly or indirectly, owns or controls any assets or properties which are used in the business of the Company and no Related Party directly or indirectly engages in or has any significant interest in or connection with any business which is, or has been within the past two years, a competitor, customer or supplier of the Company or which currently sells or provides products or services which are similar or related to the products or services sold or provided in connection with the business of the Company.

         2.28. Environmental Matters. To the Company's knowledge, the Company is in compliance in all material respects with all applicable Environmental Laws (as defined below), which compliance includes the possession by the Company of all permits and other governmental authorizations required under applicable Environmental Laws and the compliance with the terms and conditions thereof. The Company has not received any written notice or written communication from any governmental agency, citizens group or Person, that alleges that the Company is not in compliance with any Environmental Law. To the knowledge of the Company, no current or prior owner of any property leased or controlled by the Company has received any written notice or written communication from any governmental agency, citizens group or Person, that alleges that such current or prior owner, or the Company, is not in compliance with any Environmental Law. For purposes of this Agreement, "Environmental Law" means any national, state, provincial, county, local or foreign legal requirement (whether by statute, law, rule, executive order, or otherwise) (each, a "Legal Requirement") relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Legal Requirement relating to emissions, discharges, releases or threatened releases, manufacture, storage, processing, distribution, use, treatment, disposal, transport or handling of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or petroleum products, or other substances now or hereafter regulated by an Environmental Law or otherwise a danger to health or the environment

     2.29. Disclosure. No representation or warranty of the Company or any Preferred Stockholder contained in this Agreement, and no statement contained in any document, certificate or schedule furnished or to be furnished by or on behalf of the Company or any Preferred Stockholder to Parent pursuant to this Agreement contains or will contain any untrue statement of a fact, or omits or will omit to state any fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or schedule.

     2.30. Brokers' Fees and Commissions. Except as set forth on Schedule 2.30 of the Disclosure Schedule, neither Company nor, to the best knowledge of Company, any of its shareholders, directors, officers, employees or agents has employed any investment banker, broker, finder or intermediary, and no fee or other commission is owed to any such third party in connection with the transactions contemplated hereby.

     2.31. Accredited Investor. Each of the Preferred Stockholders, severally and not jointly, hereby further represents and warrants to Parent and Merger Sub, as of the date hereof, as follows:

         (a) Purchase Entirely for Own Account. The Put Shares to be received by such Preferred Stockholder will be acquired for investment for the Preferred Stockholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Preferred Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same.

         (b) Investment Experience. The Preferred Stockholder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Put Shares. The Preferred Stockholder also represents it has not been organized for the purpose of acquiring the Put Shares.

         (c) Accredited Investor. The Preferred Stockholder is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

         (d) Restricted Securities. The Preferred Stockholder understands that the Put Shares it is receiving are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Parent in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, the Preferred Stockholder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

         (e) Put Right. Until exercise or expiration of the Put Right, no Preferred Stockholder will take a short or offsetting position in, or otherwise engage in hedging activities involving the Parent Common Stock.

                                  ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

                  Parent and Merger Sub jointly and severally hereby represent and warrant to the Company and the Company shareholders as follows:

     3.1. Organization and Qualification; Subsidiaries. Each of Parent and Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has the requisite corporate power and authority and to carry on its business as it is now being conducted.

     3.2. Authority Relative to this Agreement. Each of Parent and Merger Sub has the full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby. Other than the consent of the Board of Directors of Parent and of the Board of Directors and sole shareholder of Merger Sub, no corporate proceeding on the part of Parent or Merger Sub is necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, which consents have heretofore been obtained.

This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against such respective parties in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally.

     3.3. No Violation. The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement and the consummation of the transactions contemplated hereby by Parent and Merger Sub will not, (a) conflict with or violate the certificate of incorporation or bylaws of Parent or Merger Sub, (b) conflict with or violate any laws applicable to Parent or any subsidiary of Parent or by which any of their respective properties are bound or affected, or (c) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's or any such subsidiary's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material contract, or (d) result in the creation of a Lien on any of the properties or assets of Parent or any subsidiary of Parent pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any subsidiary of Parent is a party or by which Parent or any subsidiary of Parent or any of their respective properties are bound or affected, except in the case of clause (c) for any such breaches, defaults or other occurrences that could not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

     3.4. Consents and Approvals. Other than as set forth in Schedule 3.4 of the Disclosure Schedule, to the best knowledge of Parent, no filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any public or Governmental Authority is necessary for the consummation by Parent and Merger Sub, as the case may be, of the Merger and the other transactions contemplated hereby.

     3.5. Parent Reports. Parent has timely filed a copy of its Annual Report on form 10-KSB for the fiscal year ended December 31, 2000 ("Parent Report"). The Parent Report, as of its respective date of filing, complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. The consolidated financial statements (including, in each case, any notes thereto) of Parent included in the Parent Report complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of it date of filing and the consolidated results of their operations and their consolidated cash flows for the period then ended.

     3.6. Brokers' Fees and Commissions. Neither Parent nor, to the best knowledge of Parent, any of its shareholders, directors, officers, employees or agents has employed any investment banker, broker, finder or intermediary, and no fee or other commission is owed to any such third party in connection with the transactions contemplated hereby.

     3.7. Disclosure. No representation or warranty of Parent or Merger Sub contained in this Agreement, and no statement contained in any document, certificate or schedule furnished or to be furnished by or on behalf of Parent or Merger Sub to the Company and the Preferred Stockholders pursuant to this Agreement contains or will contain any untrue statement of a fact, or omits or will omit to state any fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or schedule.

     3.8. Parent Stock. All of the shares of Parent Common Stock issuable as Merger Consideration in exchange for Company Common Stock and Company Preferred Stock at the Effective Time in accordance with this Agreement will be certificated and will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights created by statute, Parent's certificate of incorporation or bylaws or any agreement to which Parent is a party or by which Parent is bound and will, when issued, be registered under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and registered or exempt from registration under applicable Blue Sky laws.

     3.9. Parent Actions. Neither Parent, Merger Sub, nor any entity controlled by Parent or Merger Sub, has taken, has agreed to take, or has failed to take any action within the sole control of Parent, Merger Sub or any entity controlled by Parent or Merger Sub, or has actual knowledge of any agreement, plan or other circumstance within the sole control of Parent, Merger Sub, or any entity controlled by Parent or Merger Sub, that would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code. For purposes hereof, "sole control" means any action, plan, agreement, or circumstance undertaken by Parent, Merger Sub, or any entity controlled by Parent or Merger Sub, other than in conjunction with the Company or the Preferred Stockholders.

                                   ARTICLE IV
                     CONDUCT OF BUSINESS PENDING THE MERGER

     4.1. Conduct of Business by the Company Pending the Merger. During the period between the execution of this Agreement and the earlier of the termination of this Agreement and the Closing (the "Transition Period"), the Company covenants and agrees that, unless Parent shall otherwise agree in writing, the Company will conduct its operations only in the ordinary course of business consistent with past practice and will use its best efforts to preserve intact the business organization of the Company, to keep available the services of the present officers and key employees of the Company, to preserve the goodwill of customers, suppliers, and all other Persons having business relationships with the Company, and to pay its obligations to its creditors in the ordinary course of business consistent with its past practices. Without limiting the generality of the foregoing, the Company also covenants and agrees that during the same time period, unless Parent shall otherwise agree in writing, the Company shall not, directly or indirectly, do any of the following without the prior consent of Parent:

         (a) amend or otherwise change its Certificate of Incorporation or Bylaws;

         (b) issue, sell, pledge, dispose of, or encumber, or authorize the issuance, sale, pledge, disposition, or encumbrance of, any capital stock of any class, or any options, warrants, convertible securities, or other rights of any kind to acquire any capital stock;

         (c) sell, pledge, transfer, lease, license, grant, dispose of, or encumber any assets (except for (i) sale of assets in the ordinary course of business and in a manner consistent with past practice, (ii) disposition of obsolete or worthless assets, and (iii) sales of immaterial assets not in excess of $10,000 in the aggregate);

         (d) (i) except as set forth in Schedule 4.1(d) of the Disclosure Schedule, declare, set aside, make or pay any dividend or other distribution (whether in cash, stock, property, or any combination thereof) in respect of the Company Common Stock or Company Preferred Stock (or other equity interest); (ii) split, combine, or reclassify the Company Common Stock or Company Preferred Stock (or other equity interest), or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares any equity securities of the Company; or (iii) amend the terms of, repurchase, redeem, or otherwise acquire any equity securities of the Company;

         (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any company, corporation, partnership, association, trust, unincorporated organization, other entity or group or other business organization or division thereof, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee, or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in the ordinary course of business consistent with past practice; (iii) enter into or amend any material contract or agreement other than in the ordinary course of business involving an amount equal to or in excess of $10,000; (iv) authorize any new capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $25,000 per month; or (v) enter into or amend any contract, agreement, commitment, or arrangement to effect any of the matters prohibited by this Section 4.1(e);

         (f) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of the Company who are not officers of the Company in accordance with past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company, or establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance, or other plan, agreement, trust, fund, policy, or arrangement for the benefit of any current or former directors, officers, or employees, except, in each case, as may be required by law;

         (g) take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable, and collection of accounts receivable) except for changes which may be required under GAAP;

         (h) make any material tax election inconsistent with past practices or settle or compromise any material federal, state, local, or foreign Tax liability or agree to an extension of a statute of limitations;

         (i) pay, discharge, or satisfy any claims, liabilities, or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practice;

         (j) waive, release, assign, settle, or compromise any material rights, claims, or litigation; or.

         (k) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (j) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect in any material respect or prevent the Company from performing or cause the Company not to perform its covenants under this Agreement in any material respect.

     4.2. No Solicitation. The Company shall not, and shall cause the Company's officers, directors, or employees or any investment banker, financial advisor, representative, advisor, attorney, or accountant retained by or on behalf of it to not, initiate, solicit, or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal to effect an Alternative Transaction (as defined below), or enter into discussions, negotiate, or enter into any agreement with any Person regarding an Alternative Transaction. For purposes of this Agreement, "Alternative Transaction" means any (i) direct or indirect acquisition or purchase of any assets of the Company other than in the ordinary course of business, (ii) direct or indirect acquisition or purchase of any equity securities of the Company; or (iii) merger, consolidation, business combination, capitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement.

                                   ARTICLE V
                              ADDITIONAL AGREEMENTS

     5.1. Access; Confidentiality.

         (a) Upon reasonable notice and subject to applicable laws and to restrictions contained in confidentiality agreements to which it is subject, the Company shall afford to the officers, employees, accountants, counsel, and other representatives of Parent reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments, and records; shall during such period furnish promptly to such Persons all information concerning its business, properties, and personnel as Parent may reasonably request; and shall make available to such Persons the appropriate individuals (including attorneys, accountants, and other professionals) for discussion of the Company's properties and personnel as Parent may reasonably request.

         (b) Each Preferred Stockholder recognizes that by reason of such Preferred Stockholder's ownership of and/or employment by the Company, such Preferred Stockholder has acquired confidential information and trade secrets concerning the operation of the Company, the use or disclosure of which could cause the Company substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, in consideration for the payment of the Merger Consideration, which is recognized as adequate by each Preferred Stockholder, each Preferred Stockholder covenants and agrees with the Company and Parent that such Preferred Stockholder will not at any time, except in performance of such Preferred Stockholder's obligations, if any, to the Company as an officer or employee thereof or with the prior written consent of the Company as evidenced by a resolution of the Board of Directors of the Company, directly or indirectly, disclose any confidential information that such Preferred Stockholder has acquired or may acquire, or use such information in a manner detrimental to the interests of the Company or Parent, unless (i) such information becomes known to the public generally through no fault of such Preferred Stockholder, (ii) disclosure of such information is required by law, or (iii) the Preferred Stockholder reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the Preferred Stockholder; provided, however, that prior to disclosing any information pursuant to this Section, the Preferred Stockholder shall give prior written notice of such proposed disclosure to Parent, provide Parent with the opportunity to contest such disclosure, and shall cooperate with all efforts to prevent such disclosure. The term "confidential information" includes, without limitation, information not previously disclosed to the public by the management of the Company or of Parent with respect to the products, facilities, intellectual property (including, without limitation, methods and trade secrets), software, source code, systems, procedures, manuals, reports, price lists, customer lists, financial information, business plans, prospects, or opportunities of the Company, Parent, or any of their affiliates. Because of the difficulty of measuring economic losses to the Company and Parent as a result of a breach of this Section, and because of the immediate and irreparable damage that could be caused for which there would be no other adequate remedy, each Preferred Stockholder agrees that the foregoing covenant may be enforced by the Company and/or Parent in the event of breach by such Preferred Stockholder through injunctions or restraining orders.

     5.2. Consents, Approvals. The Company and Parent shall each use their reasonable efforts to obtain all consents, waivers, approvals, authorizations, or orders, and the Company and Parent shall make all filings (including, without limitation, all filings pursuant to the federal and state securities laws) and give all notices required in connection with the authorization, execution, and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby. Each party hereto will keep the other parties hereto apprised of the status of any inquiries made of such party by any Governmental Authority or members of their respective staffs with respect to this Agreement or the transactions contemplated hereby or thereby. Except where prohibited by applicable statutes and regulations, each party shall promptly provide the other (or its counsel) with copies of all filings made by such party with any state or federal government entity in connection with this Agreement or the transactions contemplated hereby.

     5.3. Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which could reasonably be expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Company, Parent, or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice, and, provided further, that failure to give such notice on a timely basis shall not be treated as a breach of covenant for the purposes of Sections 6.2(a) or 6.3(a) unless the failure to give such notice results in material prejudice to the other party.

     5.4. Further Assurances.

         (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper, or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement; to obtain in a timely manner all necessary waivers, consents, and approvals; to effect all necessary registrations and filings; and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. The foregoing covenant shall not include any obligation by Parent to agree to divest, abandon, license, or take similar action with respect to any assets (tangible or intangible) of Parent or the Company.

         (b) If, following the Effective Time, the Surviving Company shall determine or be advised that any deeds, bills of sale, assignments, assurances, or any other actions or things are necessary or desirable to vest, perfect, or confirm of record or otherwise in the Surviving Company the right, title, or interest in, to, or under any of the rights, properties, or assets of the Company acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of the Company or otherwise, all such deeds, bills of sale, assignments, and assurances and to take and do, in the name and on behalf of the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect, or confirm any and all right, title, and interest in, to and under such rights, properties, or assets in the Surviving Company or otherwise to carry out this Agreement.

     5.5. Public Announcements. Parent and the Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules of the Nasdaq OTC if the disclosing party has used all reasonable efforts to consult with the other party.

     5.6. Conveyance Taxes. Parent and the Company shall cooperate in the preparation, execution, and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes that become payable by, and are imposed on, the Company in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time.

     5.7. Actions by Parent and Merger Sub. Parent and Merger Sub shall not, and shall not permit any entity controlled by Parent or Merger Sub, to take any action within the sole control of Parent, Merger Sub, or any entity controlled by Parent or Merger Sub, that would disqualify the Merger as a "reorganization" under Section 368(a) of the Code or that would require for tax-free qualification action to be taken by the Company or the Preferred Stockholders that is not otherwise required by this Agreement. For purposes hereof, "sole control" means any action undertaken by Parent, Merger Sub, or any entity controlled by Parent or Merger Sub, other than in conjunction with the Company or the Preferred Stockholders.

     5.8. Stockholder Approvals. As soon as reasonably practicable after the date hereof, the Company shall, in accordance with the Delaware GCL and the certificate of incorporation and bylaws of the Company, take all action necessary to consider and vote upon the approval and adoption of this Agreement and the Merger and for such other purposes as may be necessary or desirable.

     5.9. Piggyback Registration Rights.

         (a) Excluding the proposed registration currently being prepared by Parent, if Parent proposes to register (including for this purpose a registration effected by Parent for stockholders other than the holders of Put Shares or Restricted Shares) any of its stock under the Securities Act in connection with the public offering of such stock solely for cash (other than a registration on Form S-4 (including registrations relating solely to a Rule 145 transaction) or Form S-8 or any other relating solely to the sale of securities to participants in a Parent stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Parent Common Stock or a registration in which the only Parent Common Stock being registered is Parent Common Stock issuable upon conversion of debt securities which are also being registered), Parent shall, at such time, promptly give each holder of Put Shares or Restricted Shares written notice of such registration. Upon the written request of each holder given within twenty (20) days after holder's receipt of such notice from Parent, Parent shall cause to be registered under the Securities Act all of the Put Shares and Restricted Shares that each such holder has requested to be registered.

         (b) Parent shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Put Shares and Restricted Shares with respect to the registrations pursuant to this Section 5.9 for each holder, including, without limitation, all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling holders, but excluding underwriting discounts and commissions relating to the Put Shares and Restricted Shares.

         (c) In connection with any offering involving an underwriting of shares of Parent's capital stock, if the total amount of securities, including Put Shares and Restricted Shares, requested by stockholders to be included in such offering exceeds the amount of securities that the underwriters determine in their sole discretion is compatible with the success of the offering, then Parent shall be required to include in the offering only that number of such securities, including Put Shares and Restricted Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders).

     5.10. Indemnification of Company Directors.

         (a) From and after the Effective Time, the Company shall continue to be obligated to and therefore shall indemnify and hold harmless each person who, immediately prior to the Effective Time, is or theretofore was, a director, officer or employee of the Company or other person who would have been eligible to be indemnified and held harmless under the indemnification and exculpation from liability provisions set forth in the Article Ninth of the Certificate of Incorporation, as amended, of the Company and Article IX of the Company's bylaws as in effect on the date of this Agreement (the "Indemnified Parties"), against any costs, expenses, judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, suit, action proceeding or investigation arising out of matters, facts or events existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, in accordance with the indemnification and exculpation from liability provisions set forth in Article Ninth of the Certificate of Incorporation, as amended, of the Company and Article IX of the Company's bylaws in each case as in effect on the date of this Agreement.

         (b) If Parent, Surviving Company or any of their successors or assigns
(i) consolidates with or merges into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that the survivor or transferee shall assume the indemnification obligations provided for in this
Section 5.10.

     5.11. Legends. Each certificate evidencing Put Shares and Restricted Shares delivered as Merger Consideration pursuant to the terms of this Agreement shall bear the following legends or, in the case of (a) below, a substantially similar legend:

         (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to 800America.com, Inc. and its counsel that such registration is not required or unless sold pursuant to Rule 144 of such Act."

         (b) In addition, certificates evidencing the Put Shares shall bear the following additional legend: "These securities are also subject to put rights as set forth in the Merger Agreement and Plan of Reorganization dated as of October 11, 2001, a copy of which is on file in the offices of 800America.com, Inc. and may be obtained at no cost by written request made by the holder of record of this certificate to the secretary of 800America.com, Inc. at its principal executive offices."

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

     6.1. Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, and no litigation by any governmental entity seeking any of the foregoing shall have been commenced. There shall not be any action taken, or any statute, rule, regulation, or order enacted, entered, enforced, or deemed applicable to the Merger that makes the consummation of the Merger illegal.

         (b) Certificate of Merger. Certificate of Merger, substantially in form attached hereto as Exhibit A shall have been duly executed by the Company and filed with the Secretary of State of the State of Delaware.

     6.2. Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

         (a) Representations and Warranties; Performance of Obligations. All of the representations and warranties of the Company and the Preferred Stockholders contained in this Agreement shall be true, correct and complete on and as of the Effective Time (except for those representations and warranties made as of a particular date, which shall be true and correct as of such date); all of the terms, covenants, agreements and conditions of this Agreement to be performed, complied with or satisfied by the Company and the Preferred Stockholders on or prior to the Effective Time shall have been duly performed, complied with or satisfied; and a certificate to the foregoing effects dated the Effective Date and signed by the President of the Company and by each of the Preferred Stockholders shall have been delivered to Parent.

         (b) Consents Obtained. All consents, waivers, approvals, authorizations, or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution, and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company. The parties to any agreement to which the Company is a party and the holder of any franchise, license, permit, easement or other right granted to the Company, to the extent their consent or approval of the Merger is required under the pertinent agreement or instrument or law, shall have granted such consent or approval.

         (c) Material Adverse Effect. Since the date of this Agreement, there shall not have been a Company Material Adverse Effect.

         (d) Secretary's Certificate. Parent and Merger Sub shall have received a certificate signed by the Secretary of the Company which shall (i) certify the names of the officers of the Company authorized to sign this Agreement and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers, (ii) attach a copy of the Certificate of Incorporation of the Company certified by the Secretary of State of the State of Delaware, (iii) certify a copy of the resolutions of the Board of Directors and the shareholders of the Company evidencing the adoption of the approval of this Agreement and the other matters contemplated hereby, (iv) attach a copy of the Bylaws of the Company, (v) attach good standing certificates for the Company from each jurisdiction where the Company has been formed or is doing business, certified by the respective state authorities from such jurisdictions and (vi) attach certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement and the transactions contemplated hereby.

         (e) Due Diligence. Parent shall have completed a satisfactory due diligence review of the Company's operations, financial conditions, and its environmental, health and safety and employee benefit matters.

         (f) Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Parent and Merger Sub, and Parent and Merger Sub shall have received copies of all such documents and other evidence as it may reasonably request to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

         (g) Releases. Parent and Merger Sub shall have received releases in favor of the Company executed by each of Mr. Kessinger, Mr. Harris and Starweaver.

         (h) Share Allocation. Parent and Merger Sub shall have received
Schedule 6.2(h) from the Company which shall include, for each holder of iGain Common Stock or iGain Preferred Stock (and assuming unanimous participation of holder's of iGain capital stock in the Merger), such holder's (i) legal name,
(ii) mailing address, (iii) social security number or employer identification number, as applicable, (iv) number of shares of iGain Common Stock and iGain Preferred Stock and stock certificate number(s), and (v) number of Put Shares or Restricted Shares, as applicable, to be received as Merger Consideration.

     6.3. Additional Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions:

         (a) Representations and Warranties; Performance of Obligations. All of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true, correct and complete on and as of the Effective Time (except for those representations and warranties made as of a particular date, which shall be true and correct as of such date); all of the terms, covenants, agreements and conditions of this Agreement to be performed, complied with or satisfied by Parent and Merger Sub on or prior to the Effective Time shall have been duly performed, complied with or satisfied; and a certificate to the foregoing effects dated the Effective Date and signed by an officer of the Company shall have been delivered to the Company.

         (b) Consents Obtained. All material consents required to be obtained or made by Parent and Merger Sub for the authorization, execution, and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent and Merger Sub.

         (c) Secretary's Certificate. Company shall have received a certificate signed by the Secretary of each of Parent and Merger Sub which shall (i) certify the names of the officers of Parent and Merger Sub authorized to sign this Agreement and the other documents, instruments or certificates to be delivered pursuant to this Agreement by Parent and Merger Sub or any of their respective officers, together with the true signatures of such officers, (ii) attach a copy of the Certificate of Incorporation of each of Parent and Merger Sub certified by the Secretary of State of the State of Nevada, in the case of Parent, and Delaware, in the case of Merger Sub, (iii) certify a copy of the resolutions of the Board of Directors of Parent and Merger Sub, and the shareholders of Merger Sub evidencing the adoption of the approval of this Agreement and the other matters contemplated hereby, (iv) attach a copy of the Bylaws of each of Parent and Merger Sub, (v) attach good standing certificates for each of Parent and Merger Sub from each jurisdiction where Parent or Merger Sub has been formed or is doing business, certified by the respective state authorities from such jurisdictions and (vi) attach certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement and the transactions contemplated hereby.

         (d) Equipment Lease Letter Agreement. Company shall have received a fully executed copy of the letter agreement among Parent, Imperium Solutions, LLC ("Imperium") and Greenfield Consulting Group, LLC ("Greenfield Consulting" and, together with Imperium, "Lessees") for the guaranty by Parent of $100,000 in the aggregate, for breaches of the lease agreements covering equipment currently being used by the Company to which each Lessee is subject.

         (e) Re-Purchase Letter Agreement. Company shall have received a fully executed copy of the letter agreement among Parent and members of Company management ("Managers"), regarding Parent's agreement to re-purchase up to 51,028 shares of Parent Common Stock from Managers no later than thirty (30) days from the Closing Date, at a re-purchase price per shares of $2.25.

                                   ARTICLE VII
                                   TERMINATION

     7.1. Abandonment. In the event that the Company or the Preferred Stockholders, on the one hand, or Parent and Merger Sub, on the other hand, fails to consummate the Merger following satisfaction of all of the applicable conditions set forth in Article VI hereof, the other party shall have the right to pursue all available remedies at law or in equity, including, without limitation, instituting legal proceedings to obtain damages for any such breach, enforcing the specific performance of this Agreement or enjoining any further breach of this Agreement. Such remedies may be exercised cumulatively or in conjunction with all other rights and remedies provided by law.

     7.2. Termination. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval hereof by the respective shareholders of the Company:

         (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company;

         (b) by either Parent or the Company if the Merger shall not have been consummated by October 12, 2001 (provided that the right to terminate this Agreement under this Section 7.2(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);

         (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory, or administrative agency or commission shall have issued a non-appealable final order, decree, or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger;

         (d) by Parent or the Company, upon a breach of any representation, warranty, covenant, or agreement on the part of the Company or Parent, respectively, set forth in this Agreement and, in the case of a breach by the Company or a Preferred Stockholder, such breach constitutes a Company Material Adverse Effect (a "Terminating Breach"); provided, however, that if such Terminating Breach is curable within thirty days of such breach by Parent or the Company, as the case may be, through the exercise of its reasonable best efforts, and Parent or the Company, as the case may be, continues during such thirty-day period to exercise such reasonable best efforts, neither the Company nor Parent, respectively, may terminate this Agreement under this Section 7.2(d);

     7.3. Effect of Termination.

         (a) In the event of the termination of this Agreement pursuant to
Section 7.2(a) or 7.2(c), this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers, or shareholders.

         (b) Termination of this Agreement pursuant to Section 7.2(b) or (d) shall not in any way terminate, limit or restrict the rights and remedies of any party hereto against any other party for a breach of this Agreement.

                                  ARTICLE VIII
                                 INDEMNIFICATION

     8.1. Survival. All representations, warranties, covenants, and agreements contained in this Agreement, and in any certificate, schedule, document, or other writing delivered pursuant hereto or in connection with the transactions contemplated hereby in all cases shall be deemed to have been relied upon by the parties hereto, and shall survive the Closing; provided that any such representations, warranties, covenants, and agreements shall be fully effective and enforceable only for a period of one (1) year after the Closing, and shall thereafter be of no further force or effect, except that any misrepresentation or related warranty of which the party making such representation had knowledge prior to the Closing shall survive indefinitely. Additionally, the parties agree that the indemnification obligations set forth in this Article VIII shall survive with respect to claims made within the applicable survival period until finally determined in accordance with the terms hereof. The representations, warranties, covenants, and agreements contained in this Agreement or any certificate, schedule, document, or other writing delivered pursuant hereto shall not be affected by any investigation, verification, or examination by any party hereto or by any Person acting on behalf of any such party.

     8.2. Indemnification of Parent. Except as set forth below in this Section 8.2, each Preferred Stockholder, severally but not jointly, agrees to indemnify, defend, and save Parent and its directors, officers, employees, owners, agents, affiliates, and their respective successors and assigns or heirs and personal representatives, as the case may be (each a "Parent Indemnified Party"), forever harmless from and against, and to promptly pay to a Parent Indemnified Party or reimburse a Parent Indemnified Party for any and all losses, damages, expenses (including, without limitation, court costs, amounts paid in settlement, judgments, reasonable attorneys' fees, or other expenses, including, without limitation, those arising out of the enforcement of this Agreement), suits, actions, claims, deficiencies, liabilities, or obligations, subject to the limitations of Section 8.4 (collectively, the "Losses"; for purposes hereof, any Losses incurred by the Company shall be considered as Losses to a Parent Indemnified Party), sustained or incurred by such Parent Indemnified Party relating to, caused by or resulting from:

         (a) any misrepresentation or breach of warranty of such Preferred Stockholder contained in this Agreement, or any failure of such Preferred Stockholder to fulfill or satisfy any covenant or agreement contained herein or in any certificate, schedule, document, or other writing delivered by the Preferred Stockholder pursuant to this Agreement; or

         (b) any liability of such Preferred Stockholder incurred prior to the Closing which was not disclosed to Parent pursuant to Article II hereof if such disclosure was required to be disclosed pursuant thereto.

     8.3. Indemnification of Company shareholders. Parent agrees to indemnify, defend, and save the Company shareholders and their respective legal representatives, heirs, successors, assigns, agents, and affiliates, as applicable (each, a "Company Indemnified Party"), forever harmless from and against, and to promptly pay to such Company Indemnified Party or reimburse such Company Indemnified Party for, any and all Losses sustained or incurred by such Company Indemnified Party relating to, caused by, or resulting from any misrepresentation or breach of warranty of Parent contained in this Agreement, or material failure to fulfill or satisfy any covenant or agreement contained herein or in any certificate, schedule, document, or other writing delivered by Parent pursuant to this Agreement, as the case may be.

     8.4. Indemnification Cap. The maximum liability of any Preferred Stockholder under this Agreement for all Losses shall be the value of such Preferred Stockholder's Merger Consideration as of the Effective Time.

     8.5. Indemnification Procedure for Third-Party Claims Against Indemnified Parties.

         (a) In the event that subsequent to the Closing any Parent Indemnified Party or Company Indemnified Party (each, an "Indemnified Party") receives notice of the assertion of any claim or of the commencement of any action, suit, or proceeding by any Person who is not a party to this Agreement (including, without limitation, any Governmental Authority) (a "Third-Party Claim") against such Indemnified Party, with respect to which Parent or the Preferred Stockholders, as the case may be (the "Indemnifying Party"), may be required to provide indemnification under this Agreement, the Indemnified Party shall promptly give written notice, together with a statement of any available information regarding such claim (collectively, the "ThirdParty Indemnification Notice"), to the Indemnifying Party within thirty days after learning of such claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim). The Indemnifying Party shall have the right, upon delivering written notice to the Indemnified Party (the "Defense Notice") within thirty days after receipt from an Indemnified Party of a Third-Party Indemnification Notice, to conduct, at the Indemnifying Party's sole cost and expense, the defense against such Third-Party Claim in the Indemnifying Party's own name, or, if necessary, in the name of the Indemnified

Party; provided, however, that the Indemnified Party shall have the right to approve the defense counsel representing the Indemnifying Party, which approval shall not be unreasonably withheld, and in the event that the Indemnified Party withholds its approval of such counsel on a reasonable basis, then within ten days after the Defense Notice is provided, the Indemnifying Party shall propose an alternate defense counsel, which shall be subject again to the Indemnified Party's reasonable approval in accordance with the terms hereof.

         (b) In the event that the Indemnifying Party shall fail to give the Defense Notice within the time and as prescribed by Section 8.5(a), then in any such event the Indemnified Party shall have the right to conduct such defense in good faith with counsel reasonably acceptable to the Indemnifying Party, but the Indemnified Party shall be prohibited from compromising or settling any such claim without the prior written consent of the Indemnifying Party. In addition, if either the Indemnified Party or the Indemnifying Party reasonably determines that there may be a conflict between the Indemnifying Party and the Indemnified Party in conducting the defense of such Third Party Claim, then the Indemnified Party shall have the right to conduct such defense in good faith with counsel reasonably acceptable to the Indemnifying Party, but the Indemnified Party shall be prohibited from compromising or settling any such claim without the prior written consent of the Indemnifying Party.

         (c) In the event that the Indemnifying Party does deliver a Defense Notice and thereby elects to conduct the defense of the subject Third-Party Claim, the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as the Indemnifying Party may reasonably request, all at the sole cost and expense of the Indemnifying Party. Regardless of which party defends such claim, the other party hereto shall have the right at its own cost and expense to participate in the defense of any Third-Party Claim assisted by counsel of its own choosing. Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any Third-Party Claim if pursuant to or as a result of such settlement, such settlement would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder. If a firm decision is made to settle a Third-Party Claim, which offer the Indemnifying Party is permitted to settle under this Section 8.5(c), and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give at least five days' prior written notice to the Indemnified Party to that effect, setting forth in reasonable detail the terms and conditions of any such settlement (the "Settlement Notice"). If the Indemnified Party objects to such firm offer within ten calendar days after its receipt of such Settlement Notice, the Indemnified Party may continue to contest or defend such Third-Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim will not exceed the amount of such settlement offer described in the Settlement Notice, plus costs and expenses paid or incurred by the Indemnified Party up to the point such Settlement Notice had been delivered. If an Indemnified Party settles any Third-Party Claim without the prior written consent of the Indemnifying Party, the Indemnifying Party shall have no obligation to indemnify the Indemnified Party under this Article VIII with respect to such Third-Party Claim.

         (d) Any judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall be conclusively deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder, subject to the Indemnifying Party's right to appeal an appealable judgment or order. To the extent that the consent or approval of either the Indemnifying Party or the Indemnified Party is required in this Section 8.5, any such consent or approval shall not be unreasonably withheld and will be deemed given in the absence of a written response within ten days of any request therefor.

         (e) Any failure by an Indemnified Party to give a timely, complete, or accurate Third-Party Indemnification Notice as provided in this Section 8.5 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such Third-Party Indemnification Notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise materially adversely affected or damaged as a result of such failure to give a timely, complete, and accurate Third-Party Indemnification Notice.

     8.6. Notice of Indemnified Party Claims. In the case of a claim for indemnification under either Section 8.2 or 8.3, upon determination by a Parent Indemnified Party or a Company Indemnified Party, as the case may be, that it has a claim for indemnification, the Indemnified Party shall deliver notice of such claim to the Indemnifying Party, setting forth in reasonable detail the basis and amount of such claim for indemnification (each, an "Indemnification Notice"). Upon the Indemnification Notice having been given to the Indemnifying Party, the Indemnifying Party shall have thirty days in which to notify the Indemnified Party in writing (the "Indemnification Dispute Notice") that the basis of or the amount of the claim for indemnification is in dispute, setting forth in reasonable detail the grounds of such dispute. In the event that an Indemnification Dispute Notice is not given to the Indemnified Party within the required thirty-day period, the Indemnifying Party shall be obligated to pay to the Indemnified Party the amount set forth in the Indemnification Notice within sixty days after the date that the Indemnification Notice had been given to the Indemnifying Party.

                                   ARTICLE IX
                               GENERAL PROVISIONS

     9.1. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made on the earlier to occur of delivery thereof, if by hand; upon receipt, if sent by mail (registered or certified mail, postage prepaid, return receipt requested); on the second business day following deposit, if sent by a recognized overnight delivery service; or upon transmission, if sent by telecopy or facsimile transmission (in each case with receipt verified) as follows:

                  If to Parent or Merger Sub:

                           800America.com, Inc.
                           1929 21st Avenue
                           Nashville, Tennessee  37212
                           Attention: Chief Executive Officer
                           Facsimile: 615-773-7171

                  With copies to:

                           John L. Thomas, Esq.
                           18 Beth Drive
                           Moorestown, New Jersey 08057
                           Facsimile: (856) 234-2091

                  If to the Company:

                           iGain, Inc.
                           55 Walls Drive, Suite 401
                           Fairfield, Connecticut 06630
                           Attention: President
                           Facsimile: (203) 256-4727

                  With copies to:

                           Cummings & Lockwood
                           Four Stamford Plaza, P.O. Box 120
                           107 Elm Street
                           Stamford, Connecticut 06902
                           Attention: Thomas J. Freed, Esq.
                           Facsimile: (203) 351-4534

                  If to a Preferred Stockholder:

                           To such address set forth under such Preferred Stockholder's name on the signature page hereto;

                  If to StarWeaver LLC:

                           StarWeaver, LLC
                           666 Fifth Avenue, Suite 3764
                           New York, NY 10103

                           Attention:  Paul Siegel
                           Facsimile:  (877) 817-5557

                  If to Paul J. Kessinger:

                           Paul J. Kessinger
                           279 Millstone Road
                           Wilton, CT 06897

provided that each party hereto shall promptly notify the other parties hereto of any change in its contact information, which revised contact information shall thereafter be used for the purposes of this Section 9.1 until further revised.

     9.2. Certain Definitions. For purposes of this Agreement, the term:

         (a) "actual knowledge" means an individual will be deemed to have "actual knowledge" of particular fact or other matter if such individual is actually aware of such fact or other matter. A Person (other than an individual) will be deemed to have "actual knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer or employee of such person (or in any similar capacity) has, or at any time had, actual knowledge of such fact or other matter.

         (b) "affiliate" means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person;

         (c) "business day" means any day other than a Saturday, a Sunday, or a U.S. federal holiday;

         (d) "Company Material Adverse Effect" means any change or effect that, individually or in the aggregate, is or could be reasonably expected to be materially adverse to the business, assets (including intangible assets), financial condition, prospects, or results of operations of the Company;

         (e) "control" (including the terms "controlled_ by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement, or otherwise;

         (f) "GAAP" means United States generally accepted accounting principles consistently applied.

         (g) "knowledge" means an individual will be deemed to have "knowledge" of particular fact or other matter if: (i) such individual is actually aware of such fact or other matter; or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. A Person (other than an individual) will be deemed to have "knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer or employee of such person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter.

         (h) "Liens" means any mortgage, pledge, claims, security interest, covenant, easement, encumbrance, lien, lease, sublease, option, or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), limitations on transfer or any subordination arrangement in favor of another Person.

         (i) "Person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act);

         (j) "SEC" means the Securities and Exchange Commission;

         (k) "Securities" means capital stock, warrants, options, equity interests, rights to participate in profits, notes, debentures, bonds, rights, options, calls or any guarantees thereof or any obligations or instruments evidencing the rights to purchase or effect a conversion into any contract, commitment, instrument, understanding or obligation, whether written, oral, express or implied, relating to the issuance or transfer of any thereof whether or not such may be authorized, issued or outstanding;

         (l) "Securities Act" means the Securities Act of 1933, as amended;

         (m) "Stock Rights" means subscription rights, convertible securities, stock options, warrants, equity interests, stock appreciation rights, phantom stock rights, profit participation rights or similar rights with respect to any class or series of the capital stock of an entity; and

         (n) "subsidiary" or "subsidiaries" of any Person means any corporation, limited liability company, partnership, joint venture, or other legal entity of which such Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, such amount of equity interests as provide such Person the power to elect a majority of the members of the governing body of such legal entity.

     9.3. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of this

Agreement by the shareholders of the Company, no amendment may be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     9.4. Waiver. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any obligations or other acts hereunder, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     9.5. Headings, Terminology. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context of this Agreement otherwise requires, the terms "Article" and "Section" refer, respectively, to the specified Article or Section of this Agreement.

     9.6. Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and Provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     9.7. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

     9.8. Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their rights hereunder to any affiliate, provided that no such assignment shall relieve the assigning party of its obligations hereunder.

     9.9. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except as otherwise expressly provided herein, nothing contained in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

     9.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware, without regard to the conflicts of laws provisions thereof.

     9.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     9.12. Fees and Expenses. Except as expressly provided herein to the contrary, all fees and expenses incurred by the parties in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.



                            [Signature pages follow]

                  IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Preferred Stockholders have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                         PARENT:

                                         800AMERICA.COM, INC.

                                         By: ______________________________
                                             Name:
                                             Title:

                                         MERGERSUB:

                                         800AMERICA.COM ACQUISITION
                                         CORP.

                                         By: ______________________________
                                             Name:
                                             Title:

                                         COMPANY:

                                         IGAIN, INC.

                                         By: ______________________________
                                             Name:
                                             Title:

                                         PREFERRED STOCKHOLDERS
                                         (solely with respect to
                                         Articles II, VIII and IX,
                                         and Sections 5.1 and 5.9
                                         hereto):


                                          ---------------------------------
                                          Andrew Greenfield


                                         SOPHIA PARTNERS, LIMITED PARTNERSHIP


                                         By: ______________________________
                                             Marshall C. Harrison
                                             General Partner


                                          ---------------------------------
                                          Patrick B. Harris


                                          ---------------------------------
                                          Jeffrey Nixon


                                          MARKETING 1 TO 1 VENTURES, LP
                                          By: 1 to 1 Ventures GP, LLC,
                                              its General Partner

                                          By: ______________________________
                                               Name:
                                               Title:


                                         HUDSON VENTURE
                                         PARTNERS II, L.P.
                                         By: Hudson Ventures II, LLC,
                                             its General Partner

                                         By: ______________________________
                                               Name:
                                               Title:

                   Preferred Stockholder Addresses for Notice

                 Name                                 Address For Notice

Andrew Greenfield                               c/o Greenfield Consulting Group
                                                274 Riverside Avenue
                                                Westport, CT 06880-4807
                                                Fax: 203 221-0791

Sophia Partners, Limited Partnership            164 Kings Highway North
                                                Westport, CT 06880
                                                Fax: 203 221-1330
                                                Attn: Marshall C. Harrison

Patrick B. Harris                               164 Kings Highway North
                                                Westport, CT 06880
                                                Fax: 203 221-1330

Jeffrey Nixon                                   c/o Interactive Capital Partners
                                                131 Rowayton Avenue
                                                Rowayton, CT 06853
                                                Fax: 203 857-6079

Marketing 1 to 1 Ventures, LP                   c/o 1 to 1 Venture Partners, LLC
                                                One Landmark Square
                                                Stamford, CT 06901
                                                Attn: Bruce Blasnik

Hudson Venture Partners II, L.P.                660 Madison Avenue
                                                New York, NY 10021
                                                Fax: 212-583-1859
                                                Attn: Glen Lewy

                         STATE OF DELAWARE CERTIFICATION


         It is hereby certified that the foregoing Merger Agreement and Plan of Reorganization of 800America.com, Inc., 800America.com Acquisition Corp. and iGain, Inc. as authorized by at least a majority of the directors of 800America.com Acquisition Corp. and by at least a majority of the directors of iGain, Inc. was adopted and approved by the requisite proportion of the stockholders of iGain, Inc.

Date:                                     800America.com Acquisition Corp.
     ------------------------------


                                          ------------------------------------
                                          Name:
                                          Title:  Secretary

Date:                                     iGain, Inc.
     ------------------------------


                                          ------------------------------------
                                          Name:
                                          Title:  Secretary

                                                               Schedule 6.2(h)

                               Allocation Schedule

          Holder Name and           SS or Empl.             Stock Certificate/
          Mailing Address              I.D. #              iGain capital stock
---------------------------------- --------------- -------------------------------------
AndrewGreenfield                                   C-2 for 1,116,538 shares of iGain
c/o Greenfield Consulting Group                    Common Stock
274 Riverside Avenue, 4th Floor                    P-4 and P-10 for 50,000 shares of
Westport, CT 06880                                 iGain Preferred Stock (25,000 each)

---------------------------------- --------------- -------------------------------------
Sophia Partners LP                                 P-3 and P-9 for 125,000 shares of
c/o Imperium Solutions                             iGain Preferred Stock (62,500)
164 Kings Highway North
Westport, CT 06880

---------------------------------- --------------- -------------------------------------
Patrick B. Harris                    ###-##-####   C-11 for 77,945 shares of iGain
70 Pin Oak Lane                                    Common Stock
Wilton, CT 06897                                   P-6 and P-12 for 50,000 shares of
                                                   iGain Preferred Stock (25,000 each)



---------------------------------- --------------- -------------------------------------
Jeffrey Nixon                        ###-##-####   C-12 for 66,667 shares of iGain
44 Sammis Street                                   Common Stock
Rowayton, CT 06853                                 P-5 and P-11 for 25,000 shares of
                                                   iGain Preferred Stock (12,500 each)

---------------------------------- --------------- -------------------------------------

                Merger                  Merger Consideration (after giving
  Consideration (before giving effect    effect to fees to Messrs. Harris,
 to fees to Messrs. Harris, Kessinger            Kessinger and to
          and to Starweaver)                         Starweaver)

 -------------------------------------- -------------------------------------
 11,299 Restricted Shares               9,983 Restricted Shares
 22,222 Put Shares                      19,421 Put Shares



 -------------------------------------- -------------------------------------
 55,556 Put Shares                      48,553 Put Shares




 -------------------------------------- -------------------------------------
 789 Restricted Shares                  2,597 Restricted Shares
                                        56,531 Put Shares



 22,222 Put Shares

 -------------------------------------- -------------------------------------
 675 Restricted Shares                  596 Restricted Shares
 11,111 Put Shares                      9,710 Put Shares



 -------------------------------------- -------------------------------------

          Holder Name and           SS or Empl.             Stock Certificate/
          Mailing Address              I.D. #              iGain capital stock
---------------------------------- --------------- -------------------------------------

Marketing 1 to 1 Ventures LP                       P-1 and P-7 for 1,000,000 shares of
c/o 1 to 1 Venture Partners, LLC                   iGain Preferred Stock (500,000 each)
1 Landmark Square
Stamford, CT 06901
Attn:  Bruce Blasnick

---------------------------------- --------------- -------------------------------------
Hudson Venture Partners II LP                      P-2 and P-8 for 1,000,000 shares of
660 Madison Avenue                                 iGain Preferred Stock (500,000 each)
New York, NY 10017, 14th Floor
Attn:  Glen Lewy

---------------------------------- --------------- -------------------------------------
Marshall C. Harrison and                           C-1 for 1,246,534 shares of iGain
Henrietta Harrison, JTWROS                         Common Stock
c/o Imperium Solutions
154 Kings Highway, North
Westport, CT 06880

---------------------------------- --------------- -------------------------------------
Hugh Davis                                         C-3 for 263,817 shares of iGain
15 Valley Road                                     Common Stock
Westport, CT 06880

---------------------------------- --------------- -------------------------------------
Peter Hauspurg                                     C-4 for 35,250 shares of iGain
Eastern Consolidated Properties                    Common Stock
355 Lexington Avenue
New York, NY 10017

---------------------------------- --------------- -------------------------------------


                Merger                  Merger Consideration (after giving
  Consideration (before giving effect    effect to fees to Messrs. Harris,
 to fees to Messrs. Harris, Kessinger            Kessinger and to
          and to Starweaver)                         Starweaver)

 -------------------------------------- -------------------------------------
 444,444 Put Shares                     388,420 Put Shares





 -------------------------------------- -------------------------------------
 444,444 Put Shares                     388,420 Put Shares




 -------------------------------------- -------------------------------------
 12,614 Restricted Shares               11,144 Restricted Shares





 -------------------------------------- -------------------------------------
 2,670 Restricted Shares                2,358 Restricted Shares



 -------------------------------------- -------------------------------------
 357 Restricted Shares                  315 Restricted Shares




-------------------------------------- -------------------------------------

          Holder Name and           SS or Empl.             Stock Certificate/
          Mailing Address              I.D. #              iGain capital stock
---------------------------------- --------------- -------------------------------------
Joseph Bartlett                                    C-5 for 85,250 shares of iGain
Morrison & Foerster                                Common Stock
1290 Avenue of the Americas
New York, NY 10104

---------------------------------- --------------- -------------------------------------
Kevin N. Gallagher                                 C-6 for 352,500 shares of iGain
4 Castle Court                                     Common Stock
Greenwich, CT 06430

---------------------------------- --------------- -------------------------------------
J. Robert Jones III                                C-7 for 141,000 shares of iGain
42 Sasco Creek Road                                Common Stock
Westport, CT 06880

---------------------------------- --------------- -------------------------------------
Barrett Gilman and Ziker                           C-8 for 70,500 shares of iGain
Investment Partnership                             Common Stock
c/o Thomas Gilman
1000 Second Ave., Suite 3500
Seattle, WA 98104

---------------------------------- --------------- -------------------------------------
R. Stuart Gross                                    C-9 for 70,500 shares of iGain
117 Berkeley Road                                  Common Stock
Avondale Estates, GA 30002

---------------------------------- --------------- -------------------------------------
Anne Miller                                        C-10 for 70,500 shares of iGain
64 East 94th Street                                Common Stock
New York, NY 10128

---------------------------------- --------------- -------------------------------------

                Merger                  Merger Consideration (after giving
  Consideration (before giving effect    effect to fees to Messrs. Harris,
 to fees to Messrs. Harris, Kessinger            Kessinger and to
          and to Starweaver)                         Starweaver)

 -------------------------------------- -------------------------------------
 863 Restricted Shares                  763 Restricted Shares




 -------------------------------------- -------------------------------------
 3,567 Restricted Shares                3,152 Restricted Shares



 -------------------------------------- -------------------------------------
 1,427 Restricted Shares                1,261 Restricted Shares



 -------------------------------------- -------------------------------------
 713 Restricted Shares                  630 Restricted Shares





 -------------------------------------- -------------------------------------
 713 Restricted Shares                  630 Restricted Shares



 -------------------------------------- -------------------------------------
 713 Restricted Shares                  630 Restricted Shares



-------------------------------------- -------------------------------------

          Holder Name and           SS or Empl.             Stock Certificate/
          Mailing Address              I.D. #              iGain capital stock
---------------------------------- --------------- -------------------------------------
Seattle Gain, LLC                                  C-13 for 1,150,000 shares of iGain
c/o Thomas Gilman                                  Common Stock
Seattle Ventures
1000 Second Ave., Suite 3500
Seattle, WA 98104

---------------------------------- --------------- -------------------------------------
Interactive Capital Partners, LLC                  C-14 for 194,000 shares of iGain
c/o Jeff Nixon                                     Common Stock
44 Sammis Street
Rowayton, CT 06853

---------------------------------- --------------- -------------------------------------
Paul J. Kessinger
279 Millstone Road
Wilton, CT 06897




---------------------------------- --------------- -------------------------------------
Starweaver LLC                       22-3577295
666 Fifth Ave., Suite 3764
New York, NY 10103
Attn:  Paul Siegel



---------------------------------- --------------- -------------------------------------


                Merger                  Merger Consideration (after giving
  Consideration (before giving effect    effect to fees to Messrs. Harris,
 to fees to Messrs. Harris, Kessinger            Kessinger and to
          and to Starweaver)                         Starweaver)

 -------------------------------------- -------------------------------------
 11,637 Restricted Shares               10,281 Restricted Shares





 -------------------------------------- -------------------------------------
 1,963 Restricted Shares                1,734 Restricted Shares




 -------------------------------------- -------------------------------------
                                        950 Restricted Shares
                                        and 18,556 Put Shares in
                                        consideration of
                                        "Success Fee" payments
                                        under Mr. Kessinger's
                                        Employment Agreement

 -------------------------------------- -------------------------------------
                                        2,500 Restricted Shares
                                        and 61,111 Put Shares in
                                        consideration of
                                        payments under the
                                        Financial Consulting
                                        Agreement

-------------------------------------- -------------------------------------

          Holder Name and           SS or Empl.             Stock Certificate/
          Mailing Address              I.D. #              iGain capital stock
---------------------------------- --------------- -------------------------------------

iGain Management

---------------------------------- --------------- -------------------------------------
     Edward Byrne


     Katie Lagana


     Christina Tellone


     James McFarland




---------------------------------- --------------- -------------------------------------
Totals                                             4,941,001 shares of iGain Common
                                                   Stock
                                                   2,250,000 shares of iGain Preferred
                                                   Stock
---------------------------------- --------------- -------------------------------------

                Merger                  Merger Consideration (after giving
  Consideration (before giving effect    effect to fees to Messrs. Harris,
 to fees to Messrs. Harris, Kessinger            Kessinger and to
          and to Starweaver)                         Starweaver)

 -------------------------------------- -------------------------------------
                                                    219 Restricted Shares
                                                  4,278 Put Shares

                                                    128 Restricted Shares
                                                  2,500 Put Shares

                                                     77 Restricted Shares
                                                  1,500 Put Shares

                                                     51 Restricted Shares
                                                  1,000 Put Shares
                                         Total      475 Restricted Shares
                                                  9,278 Put Shares

 -------------------------------------- -------------------------------------
 50,000 Restricted Shares               50,000 Restricted Shares
 1,000,000 Put Shares                   1,000,000 Put Shares


 -------------------------------------- -------------------------------------